UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 11, 2004

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

Item 7.  Financial Statements and Exhibits

c. Exhibits:

4.1 Amended and Restated Credit Agreement dated August 11, 2004

Item 9.  Regulation FD Disclosure

LabOne Announces Increased Credit Facility

LabOne, Inc. (Nasdaq: LABS), announced today that it has increased commitments under its revolving credit facility from $150 million to $175 million. The credit facility, which is co-led by J.P. Morgan Securities Inc. and Wachovia Capital Markets LLC, includes commitments from JPMorgan Chase Bank, Wachovia Bank, NA, Wells Fargo Bank, N.A., Bank of America, N.A., U.S. Bank N.A., LaSalle Bank, N.A., UBS Loan Finance LLC, National City Bank of Kentucky, The Northern Trust Company, and Commerce Bank, N.A. The amended credit agreement will expire in August 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: August 12, 2004	By /s/ John W. McCarty John W. McCarty Executive V.P. and Chief Financial Officer